BERKSHIRE INCOME REALTY ANNOUNCES QUARTER END FFO OF $1,393,097

BOSTON, MASSACHUSETTS — — May 18, 2004 — — Berkshire Income, Realty, Inc. (AMEX: “BIR_pa”, “BIRPRA”, “BIR-A” “BIR.PR.A”) (“Berkshire” or the “Company”) today released its results for the quarter ended March 31, 2004. Financial highlights for the quarter ended March 31, 2004 include:

        -The Company’s funds from operations for the quarter ended March 31, 2004 were $1,393,097.

        -For the quarter ended March 31, 2004, Berkshire reported a net loss of $1,059,590. For the comparable period in 2003, the Berkshire Income Realty Predecessor Group reported net income of $375,415. Because the Company did not have any operations until the quarter ended June 30, 2003, the discussion in this press release of operations or activities prior to April 1, 2003 refers to the operations and activities of the Berkshire Income Realty Predecessor Group, the Company’s predecessor entities for accounting purposes. As described in the Company’s Form 10K for the year ended December 31, 2003 filed on March 30, 2004, the Berkshire Income Realty Predecessor Group contributed to the Company the initial properties that comprise a portion of the Company’s current operations.

        — During the quarter, the Company announced several acquisitions that broaden the Company’s presence in certain markets. The Company’s purchase of The Berkshires at Marina Mile, located in Fort Lauderdale, Florida, was the first acquisition of the quarter. This acquisition added 306 units to the Company’s total portfolio. We believe the South Florida market is one of the more desirable multifamily markets in the country. The Company intends to form a joint venture, with an unrelated third party, on the property whereby each of the party’s to the venture will participate, on a pro rata basis, in the economic benefits of The Berkshires at Marina Mile apartment community, located in Pompano, Florida.

President and CFO, David Quade comments, “We are very excited about this joint venture relationship. The economics of the venture are positive for the Company, it establishes a new relationship that we hope to grow in the future and it allows us to stretch our capital resources.”

        — The Company also announced the acquisitions of Laurel Woods and Bear Creek during the quarter, which are 150 and 152 units, respectively. Both properties are located in Texas, thus increasing the Company’s total portfolio to 5 multifamily apartment communities in that market.

Mr. Quade, previously commented, “Bear Creek Apartments and Laurel Woods Apartments were purchased from lenders. We believe that the purchase prices of both properties represent excellent values in their respective markets and that prior undermanagement, reflected in occupancy statistics, gives us significant upside potential. Both properties are located in what we consider to be attractive sub-markets.”

        — On April 30, 2004, the Company announced it that would pay its regular quarterly cash dividend of $.5625 on each share (aggregate quarterly dividend of $1,675,000) of its 9% Series A Cumulative Redeemable Preferred Stock (“Preferred Shares”) on May 15, 2004 to shareholders of record on May 10, 2004. The regular cash dividend payable on the Series A Preferred Stock is payable on February 15, May 15, August 15 and November 15 of each year.

Funds From Operations

The Company has adopted the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Management considers Funds from Operations (“FFO”) to be an appropriate measure of performance of an equity REIT. We calculate FFO by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties and real estate related depreciation and amortization. Management believes that in order to facilitate a clear understanding of the historical operating results of the Company, FFO should be considered in conjunction with net income (loss) as presented in the financial statements included elsewhere herein. Management considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

The Company’s calculation of FFO may not be directly comparable to FFO reported by other REITs or similar real estate companies that have not adopted the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income (loss) and considered in addition to cash flows in accordance with GAAP, as presented in our financial statements.

The following table presents a reconciliation of Net Income (loss) to Funds from Operations for the three months ended March 31, 2004 and 2003:

	March 31,
	2004	2003
Net Income (loss)	($1,059,590)	375,415
Add:
Depreciation of real property	1,998,050	1,107,320
Amortization of acquired in-place leases and tenant
relationships	454,637	--

Funds from Operations	$ 1,393,097	1,482,735

Net income in 2004 includes certain items of a variable nature. The Company’s equity in income of the Mortgage Funds includes certain components that may vary from period to period. During the quarter ended March 31, 2004, equity in income of Mortgage Funds included approximately $103,207 related to the amortization of discounts associated with the acquisition of the interests in the Mortgage Funds. The pace at which future amortization is recognized is generally tied to the payoff of the various underlying mortgage assets and as such may be slower in future periods. Thus, past FFO may not be indicative of future FFO results.

Forward Looking Statements

With the exception of the historical information contained in the release, the matters described herein may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts (“REITs”), availability of capital, interest rates and interest rate spreads, changes in generally accepted accounting and policies and guidelines applicable to REITs, those set forth in Part I, “Risk Factors” of the Company’s Form 10-K and other risks and uncertainties as may be detailed from time to time in the Company’s public announcements and SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.

BERKSHIRE INCOME REALTY, INC.
(FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP)
CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS	March 31, 2004	December 31, 2003
Multi-family apartment communities, net of accumulated depreciation of
$105,235,489 and $102,609,721, respectively	$ 177,458,332	$ 145,222,916
Cash and cash equivalents	24,217,089	42,145,947
Available for sale securities, at fair value	18,613,628	18,488,414
Cash restricted for tenant security deposits	857,093	856,498
Replacement reserve escrow	245,432	318,708
Prepaid expenses and other assets	4,278,694	5,113,200
Investment in Mortgage Funds	23,413,986	24,046,908
Acquired in place leases and tenant relationships, net of accumulated
amortization of $666,837 and $212,200, respectively	1,531,538	1,061,004
Deferred expenses, net of accumulated amortization of $400,680 and
$323,067 respectively	1,906,685	1,621,498

Total assets	$ 252,522,477	$ 238,875,093

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgage notes payable	$ 201,250,695	$ 184,471,204
Due to affiliates	1,740,902	1,318,755
Dividends and distributions payable	837,607	1,087,593
Accrued expenses and other liabilities	2,488,540	3,268,859
Tenant security deposits	1,152,107	971,363

Total liabilities	207,469,851	191,117,774

Commitments and Contingencies	--	--

Minority Interest	--	--

Stockholders' equity:
Series A 9% Cumulative Redeemable Preferred Stock, no par
value, $25 stated value, 5,000,000 shares authorized, 2,978,110 shares
issued and outstanding at March 31, 2004 and December 31, 2003, respectively	70,210,830	70,210,830
Class A common stock, $.01 par value, 5,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2004 and 2003,
respectively	--	--
Class B common stock, $.01 par value, 5,000,000 shares authorized;
1,283,313 shares issued and outstanding at March 31, 2004 and
December 31, 2003, respectively	12,383	12,383
Excess stock, $.01 par value, 15,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2004 and December 31, 2003,
respectively	--	--
Accumulated deficit	(25,186,468)	(22,451,665)
Accumulated other comprehensive gain (loss)	15,881	(14,229)

Total stockholders' equity	45,052,626	47,757,319

Total liabilities and stockholders' equity	$ 252,522,477	$ 238,875,093

BERKSHIRE INCOME REALTY, INC.
(FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP)
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended March 31,
	2004	2003
Revenue:
Rental	$ 8,832,565	$6,606,860
Interest	251,818	32,380
Utility reimbursement	135,734	108,611
Other	342,997	244,548

Total revenue	9,563,114	6,992,399

Expenses:
Operating	2,457,112	1,614,342
Maintenance	594,686	477,286
Real estate taxes	1,073,682	564,226
General and administrative	349,134	147,604
Management fees	621,494	432,368
Depreciation and amortization	2,703,381	1,453,032
Interest	2,699,803	1,928,126
Amortization of acquired in-place leases and tenant relationships	454,637	--

Total expenses	10,953,929	6,616,984

Income (loss) before minority interest in properties, equity in income of Mortgage Funds and minority common interest in
Operating Partnership	(1,390,815)	375,415

Minority interest in properties	(45,942)	--

Equity in income of Mortgage Funds	377,167	--

Minority common interest in Operating Partnership	--	--

Net income (loss)	$(1,059,590)	$ 375,415

Preferred dividend	(1,675,213)

Net loss available to common shareholders	$(2,734,803)

Loss per common share, basic and diluted	$ (2.13)

Weighted average number of common shares outstanding, basic and
diluted	1,283,313